UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 27, 2014

Date of Report (Date of earliest event reported)

Celladon Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12760 High Bluff Drive, Suite 240 San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 366-4288

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)    Effective as of March 1, 2014, Johan Kördel, Ph.D. resigned as a member of our board of directors, notice of which was provided on February 27, 2014. Dr. Kördel’s resignation is not due to a disagreement with us on any matter relating to our operations, policies or practices.

(d)    On March 2, 2014, our board of directors appointed Peter K. Honig, M.D., M.P.H. and Patrick Y. Yang, Ph.D. to serve as two of our class I directors. The appointment of Drs. Honig and Yang brings our total number of directors to nine.

In accordance with our Non-Employee Director Compensation Policy, upon their respective appointments as directors, Drs. Honig and Yang were each granted (1) an initial grant consisting of a nonqualified stock option to purchase 10,000 shares of our common stock, which vests and becomes exercisable in equal monthly installments over a three year period following the date of grant and (2) a pro-rated annual grant consisting of a nonqualified stock option to purchase 2,500 shares of our common stock, which vests and becomes exercisable in equal monthly installments until our next annual stockholder meeting. Each of the nonqualified stock options granted to Drs. Honig and Yang has an exercise price equal to $11.30, the closing price of our common stock on February 28, 2014, and is subject to the terms set forth in our Non-Employee Director Compensation Policy. Additionally, Drs. Honig and Yang will each be entitled to receive a $30,000 annual cash retainer for their respective services as directors, which will be pro-rated for their service until our next annual stockholder meeting, and will be eligible to receive additional cash and equity compensation in the future pursuant to the terms of our Non-Employee Director Compensation Policy. Also, Drs. Honig and Yang will each enter into our standard form of indemnification agreement. We are not aware of any transaction involving either Dr. Honig or Dr. Yang requiring disclosure under Item 404(a) of Regulation S-K.

Additional information about Drs. Honig and Yang can be found in the press release issued on March 3, 2014, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Celladon Corporation dated March 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celladon Corporation

Dated: March 3, 2014

	By:	/s/ Krisztina M. Zsebo, Ph.D.
Krisztina M. Zsebo, Ph.D.
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Celladon Corporation dated March 3, 2014.